SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant  [  ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X]   Soliciting Material Pursuant to ss. 240.14a-12

                                Time Warner Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                       American Real Estate Partners, L.P.
                                  Carl C. Icahn
                          Franklin Mutual Advisers, LLC
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                          S.A.C. Capital Advisors, LLC
                         S.A.C. Capital Associates, LLC

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

     On December 13, 2005, the Carl Icahn issued a press release relating to Time Warner Inc. A copy of the press release is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

                                                                       EXHIBIT 1


                                  PARTICIPANTS


     The participants in the solicitation of proxies (the "Participants") include the following: Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), American Real Estate Partners, L.P. ("AREP"), Mr. Carl C. Icahn, Mr. Vincent J. Intrieri, Mr. Keith A. Meister, Mr. Nick Graziano, Franklin Mutual Advisers, LLC ("FMA"), Mr. Michael Embler, Ms. Mandana Hormozi, Mr. Peter Langerman, JANA Partners LLC ("JANA Partners"), JANA Master Fund, Ltd. ("JANA Master"), Mr. Barry Rosenstein, S.A.C. Capital Advisors, LLC ("SAC Advisors"), S.A.C. Capital Associates, LLC ("SAC Associates"), Mr. Steven
A. Cohen, Mr. David L. Older and Mr. Drew E. Gillanders.

     Icahn Partners, Icahn Master and AREP (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Carl C. Icahn is a principal of each of the Icahn Parties. Keith A. Meister, Nick Graziano and Vincent J. Intrieri are employees and/or officers or directors of one or more of the Icahn Parties. Each of Messrs. Icahn, Meister, Graziano and Intrieri may participate in soliciting proxies from Time Warner stockholders. Messrs. Meister, Graziano and Intrieri do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     Franklin Mutual Advisers, LLC ("FMA") is an investment adviser to a number of investment companies which beneficially own common stock of Time Warner. Mr. Embler, Mr. Langerman and Ms. Hormozi are employees and/or officers of FMA who may also participate in soliciting proxies from Time Warner stockholders. Messrs. Embler and Langerman and Ms. Hormozi do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     JANA Partners and JANA Master (collectively, the "JANA Parties") are entities controlled by Mr. Rosenstein and Gary Claar. Mr. Rosenstein may participate in soliciting proxies from Time Warner stockholders.

     SAC Advisors is controlled by Mr. Cohen. Pursuant to an investment agreement, SAC Advisors has investment and voting power with respect to the securities held by SAC Associates (together with SAC Advisors, the "SAC Parties"). Mr. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Mr. Gillanders is an employee of SAC Advisors. Each of Messrs. Cohen, Older and Gillanders may participate in soliciting proxies from Time Warner stockholders. Messrs. Older and Gillanders do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

The Icahn Parties

     Icahn Partners is a Delaware limited partnership principally engaged in the business of investing in securities. Icahn Onshore LP ("Icahn Onshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Partners. CCI Onshore Corp. ("CCI Onshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Onshore. CCI Onshore is wholly owned by Mr. Icahn.

     Icahn Master is a Cayman Islands exempted limited partnership principally engaged in the business of investing in securities. Icahn Offshore LP ("Icahn Offshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Master. CCI Offshore Corp. ("CCI Offshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Offshore. CCI Offshore is wholly owned by Mr. Icahn.

AREP is a  publicly-traded  Delaware  master  limited  partnership  engaged in a variety of businesses, including rental real estate, real estate development, hotel and resort operations, hotel and casino operations, oil and gas exploration and production, home fashions and investments in equity and debt securities. American Property Investors, Inc. ("API") is a Delaware corporation primarily engaged in the business of acting as the general partner of AREP. Beckton Corp. ("Beckton") is a Delaware corporation primarily engaged in the business of holding the stock of API. Beckton is wholly owned by Mr. Icahn.

     Carl C. Icahn is a principal of the Icahn Parties. Through his ownership of CCI Onshore, CCI Offshore and Beckton, Mr. Icahn indirectly controls the Icahn Parties. Vincent J. Intrieri, Nick Graziano and Keith A. Meister are employees and/or officers or directors of one or more of the Icahn Parties and various other entities controlled by Mr. Icahn.

     Mr. Icahn, through his control of the Icahn Parties, may be deemed to be the indirect beneficial owner of 55,125,560 shares (including shares underlying call options) of common stock ("Common Stock") of Time Warner, which represents approximately 1.20% of outstanding shares of Common Stock as of the date hereof.

     Icahn Master is the direct beneficial owner of 24,844,096 shares (including shares underlying call options) of the Common Stock, Icahn Partners is the direct beneficial owner of 19,580,804 shares (including shares underlying call options) of the Common Stock and AREP is the direct beneficial owner of 8,200,660 shares of the Common Stock. Icahn Offshore, as the general partner of Icahn Master, and CCI Offshore, as the general partner of Icahn Offshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master. Icahn Onshore, as the general partner of Icahn Partners, and CCI Onshore, as the general partner of Icahn Onshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Partners. API, as the general partner of AREP, and Beckton, as the sole stockholder of API, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by AREP. Carl C. Icahn, as the sole stockholder of each of CCI Offshore, CCI Onshore and Beckton, may be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master, Icahn Partners and AREP.

The Franklin Parties

     FMA is a Delaware limited liability company registered as an investment advisor with the U.S. Securities and Exchange Commission. Pursuant to advisory contracts with each of its investment company clients, FMA has sole investment and voting discretion over the shares of the Common Stock of Time Warner beneficially owned by its advisory funds. FMA is a subsidiary of Franklin Resources, Inc., a publicly-listed global investment organization operating as Franklin Templeton Investments.

     Michael Embler is Chief Investment Officer and Senior Vice President of FMA. Mandana Hormozi is a research analyst for FMA. Peter Langerman is president and CEO of FMA and chairman of Franklin Mutual Series Funds Inc., whose funds comprise the majority of assets managed by FMA.

     FMA, through its control of the shares owned by its advisory funds, may be deemed to be the beneficial owner of 27,960,670 shares (including shares underlying call options) of Time Warner, which represents approximately 0.61% of outstanding shares of Common Stock as of the date hereof.

The JANA Parties

     JANA Partners is a Delaware limited liability company principally engaged in the business of making investments. JANA Master is a Cayman Islands exempted company principally engaged in the business of making investments. JANA Partners serves as the investment manager to JANA Master and a separate managed account. Barry Rosenstein is the founder and managing partner of JANA Partners.

     JANA Master is the direct beneficial owner of 28,450,012 shares (including shares underlying call options) of Common Stock, which represents approximately 0.62% of outstanding shares of Common Stock as of the date hereof. In addition, a separate account managed by JANA Partners is the direct beneficial owner of 1,553,188 shares (including shares underlying call options) of Common Stock, which represents approximately 0.034% of outstanding shares of Common Stock as of the date hereof. As the investment manager of JANA Master and the managed account, JANA Partners may be deemed to be an indirect beneficial owner of the 30,003,200 shares of Common Stock directly beneficially owned by JANA Master and the managed account. As the managing partner of JANA Partners, Mr. Rosenstein may be deemed to be an indirect beneficial owner of such shares.

The SAC Parties

     SAC Advisors is a Delaware limited liability company principally engaged in the business of serving as investment manager to private investment funds, including SAC Associates. SAC Associates is a private investment fund that is an Anguillan limited liability company. Steven A. Cohen is a principal of SAC Advisors. David L. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Drew E. Gillanders is an employee of SAC Advisors.

     SAC Associates is the direct beneficial owner of 29,000,000 shares of Common Stock, which represents approximately 0.63% of outstanding shares of Common Stock as of the date hereof. SAC Advisors, as investment manager to SAC Associates, may be deemed to be the indirect beneficial owner of such shares. Mr. Cohen, through his control of SAC Advisors, may also be deemed to be an indirect beneficial owner of such shares.

     In addition, the Icahn Parties, FMA, the JANA Parties, the SAC Parties and certain of their respective affiliates may each be deemed to be a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which group beneficially owns 142,089,430 shares (including shares underlying call options) of Common Stock, representing approximately 3.11% of outstanding shares of Common Stock as of the date hereof. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of such parties that it is the beneficial owner of any shares of Common Stock beneficially owned by any of the other parties, except as otherwise disclosed herein.

                                                                       EXHIBIT 2


                              FOR IMMEDIATE RELEASE

             ICAHN STATES THAT CASE'S REMARKS ARE CONSISTENT WITH AND
                      CONFIRM THE VIEWS OF THE ICAHN GROUP

     ICAHN CALLS FOR FULL DISCLOSURE AS SHAREHOLDERS NEED TO KNOW THE FACTS


December 13, 2005
New York, New York
Contact: Susan Gordon (212) 702-4309

Carl Icahn released the following statement regarding Time Warner today:

Steve Case's opinion-editorial in the Washington Post this past Sunday provides an insider's view into the fundamental changes needed at Time Warner. In concept, we agree with Mr. Case's conclusion that after four years of failed attempts to integrate Time Warner's various businesses, it is now time to liberate them so that each can have its own strategy, stock, balance sheet, management team and board.

We are not surprised that someone with a front row seat to the debacle at Time Warner during the Parsons years and a large personal equity stake reached the same conclusion that we have - a major restructuring of Time Warner is necessary to maximize shareholder value.

However, we are shocked that Time Warner's shareholders have had to rely on the Washington Post, well after the fact, to learn that a member of the Time Warner Board proposed to the Board that value would be enhanced by splitting the company into four separate entities. Investors need to understand what level of debate actually occurred at the Board, what type of analysis was conducted and who was responsible for this analysis, all of which go to the heart of shareholder accountability.

In light of this we demand full disclosure of the following information:

o Board minutes and Board presentations regarding separating Time Warner's businesses.

o The names of advisors and consultants and the work they have performed on this issue.

Sunlight must be shed on the Board's deliberations and a full account of the details of any studies conducted should be made immediately available to investors. Similarly, the lack of integration and vision at Time Warner, highlighted among other factors by the AOL division's sub par performance and missed opportunities since its acquisition, as further articulated by Mr. Case, is of critical concern to shareholders and must be addressed through full disclosure.

We believe that shareholders need full disclosure and facts regarding the company, not more spin from Time Warner's PR machine about what a "good job" management has done while the Board secretly dismisses proposals to increase shareholder value and a former director and large shareholder of Time Warner states it is "time for change." We also believe that details on the exact number of PR personnel at Time Warner and its subsidiaries and the amount spent on outside PR firms should be disclosed to shareholders, who after all bear the cost of the custom-built PR machine behind which the Board and Mr. Parsons hide. Investors are entitled to know these facts so that a full and open debate regarding the merits of splitting up these businesses, which Mr. Case has now publicly endorsed, can be had.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ICAHN PARTNERS LP ON DECEMBER 13, 2005.